Exhibit 99.5

Dominion Cove Point, Inc.

Consolidated Financial Statements

Quarter Ended September 30, 2019

Dominion Cove Point, Inc.

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this document are defined below:

Abbreviation or Acronym	Definition

2005 Agreement	An agreement effective March 1, 2005, which Cove Point entered into with the Sierra Club and the Maryland Conservation Council, Inc.

2017 Tax Reform Act

An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (previously known as The Tax Cuts and Jobs Act) enacted on December 22, 2017

Additional Return Distributions	The additional cash distribution equal to 3.0% of Cove Point’s Modified Net Operating Income in excess of $600 million distributed each year

AFUDC	Allowance for funds used during construction

AOCI	Accumulated other comprehensive income (loss)

ARO	Asset retirement obligation

Brookfield	Brookfield Super-Core Infrastructure Partners, an infrastructure fund managed by Brookfield Asset Management Inc.

Common Units	Common units representing limited partner interests in Dominion Energy Midstream

Cove Point	Dominion Energy Cove Point LNG, LP

Cove Point Facilities	Collectively, the Liquefaction Project, Cove Point LNG Facility and Cove Point Pipeline

Cove Point Holdings	Cove Point GP Holding Company, LLC

Cove Point LNG Facility	An LNG terminalling and storage facility located on the Chesapeake Bay in Lusby, Maryland owned by Cove Point

Cove Point Pipeline	An approximately 136-mile natural gas pipeline owned by Cove Point that connects the Cove Point LNG Facility to interstate natural gas pipelines

DCPI

The legal entity, Dominion Cove Point, Inc., one or more of its consolidated subsidiaries (other than Dominion Energy Midstream and Dominion Energy Midstream GP), or the entirety of Dominion Cove Point, Inc. and its consolidated subsidiaries

DECG	Dominion Energy Carolina Gas Transmission, LLC

DECG Acquisition	The acquisition of DECG by Dominion Energy Midstream from Dominion Energy on April 1, 2015

DECGS	Dominion Energy Carolina Gas Services, Inc.

DEQPS	Dominion Energy Questar Pipeline Services, Inc.

DES	Dominion Energy Services, Inc.

Dominion Energy

The legal entity, Dominion Energy, Inc., one or more of its consolidated subsidiaries (other than Dominion Cove Point, Inc. and its subsidiaries) or operating segments, or the entirety of Dominion Energy, Inc. and its consolidated subsidiaries

Dominion Energy Midstream

The legal entity, Dominion Energy Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point Holdings, Iroquois GP Holding Company, LLC, DECG (beginning April 1, 2015) and Dominion Energy Questar Pipeline (beginning December 1, 2016), or the entirety of Dominion Energy Midstream Partners, LP and its consolidated subsidiaries

Dominion Energy Midstream GP	Dominion Energy Midstream GP, LLC

Dominion Energy Questar Pipeline	The legal entity, Dominion Energy Questar Pipeline, LLC, one or more of its consolidated subsidiaries, or the entirety of Dominion Energy Questar Pipeline, LLC and its consolidated subsidiaries

Dominion Energy Questar Pipeline Acquisition	The acquisition of Dominion Energy Questar Pipeline by Dominion Energy Midstream from Dominion Energy on December 1, 2016

Dominion Energy Questar Pipeline Contribution Agreement	Contribution, Conveyance and Assumption Agreement between Dominion Energy and Dominion Energy Midstream dated October 28, 2016

Dth	Dekatherms

Eastern Market Access Project

Project to provide 150,000 Dths/day of firm transportation service to help meet demand for natural gas for Washington Gas Light Company, a local gas utility serving customers in D.C., Virginia and Maryland

Export Customers	ST Cove Point, LLC, a joint venture of Sumitomo Corporation and Tokyo Gas Co., Ltd., and GAIL Global (USA) LNG, LLC

FERC	Federal Energy Regulatory Commission

GAAP	U.S. generally accepted accounting principles

Import Shippers	The three LNG import shippers consisting of BP Energy Company, Shell NA LNG, Inc. and Statoil Natural Gas, LLC

IRCA Iroquois	Intercompany revolving credit agreement Iroquois Gas Transmission System, L.P.

Liquefaction Project	A natural gas export/liquefaction facility at Cove Point

LNG	Liquefied natural gas

MLP	Master limited partnership, equivalent to publicly traded partnership

Modified Net Operating Income	Cove Point’s Net Operating Income plus any interest expense included in the computation of Net Operating Income

Net Operating Income	Cove Point’s gross revenues from operations minus its interest expense and operating expenses, but excluding depreciation and amortization, as determined for U.S. federal income tax purposes

NGA	Natural Gas Act of 1938, as amended

Preferred Equity Interest	A perpetual, non-convertible preferred equity interest in Cove Point entitled to the Preferred Return Distributions and the Additional Return Distributions

Preferred Return Distributions	The first $50.0 million of annual cash distributions made by Cove Point

Series A Preferred Units	Series A convertible preferred units representing limited partner interests in Dominion Energy Midstream, issued in December 2016

Storage Customers

The four local distribution companies that receive firm peaking services from Cove Point, consisting of Atlanta Gas Light Company; Public Service Company of North Carolina, Inc. (which became a related-party subsequent to January 1, 2019); Virginia Natural Gas, Inc. and Washington Gas Light Company

VIE	Variable interest entity

White River Hub	White River Hub, LLC

Dominion Cove Point, Inc.

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(millions)
Operating Revenue(1)	$277.8	$284.2	$882.3	$641.9

Operating Expenses
Purchased gas and other	0.8	0.3	3.9	12.9
Other operations and maintenance:
Affiliated suppliers	22.5	19.1	75.0	61.7
Other	37.7	36.3	113.6	87.7
Depreciation and amortization	51.1	52.3	153.0	125.3
Other taxes	22.5	18.9	62.6	38.1

Total operating expenses	134.6	126.9	408.1	325.7
Income from operations	143.2	157.3	474.2	316.2

Earnings from equity method investees	4.7	5.6	16.7	22.7
Other income(1)	29.2	2.7	82.6	5.9
Interest and related charges(1)	72.6	33.7	212.6	49.5
Income from operations including noncontrolling interest before income taxes	104.5	131.9	360.9	295.3
Income tax expense	22.9	29.1	73.9	33.5
Net income including noncontrolling interest	$81.6	$102.8	$287.0	$261.8

Less: Net income attributable to noncontrolling interest	8.8	27.0	30.7	85.3

Net income attributable to DCPI	$72.8	$75.8	$256.3	$176.5

(1)	See Note 15 for amounts attributable to related parties.

The accompanying notes are an integral part of DCPI’s Consolidated Financial Statements.

Dominion Cove Point, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(millions)
Net income including noncontrolling interest	$81.6	$102.8	$287.0	$261.8
Other comprehensive income (loss):
Net deferred gains (losses) on derivatives-hedging activities(1)	—	0.2	(0.1)	2.5
Amounts reclassified to net income:
Net derivative (gains)-hedging activities(2)	—	(0.3)	(2.1)	(0.5)

Other comprehensive income (loss)	—	(0.1)	(2.2)	2.0

Comprehensive income including noncontrolling interest	81.6	102.7	284.8	263.8
Comprehensive income attributable to noncontrolling interests	8.8	27.0	29.8	86.3

Comprehensive income attributable to DCPI	$72.8	$75.7	$255.0	$177.5

(1)	Net of $- million tax for both the three months ended September 30, 2019 and 2018, and net of $- million and $(0.2) million tax for the nine months ended September 30, 2019 and 2018, respectively.
(2)	Net of $- million tax for both the three months ended September 30, 2019 and 2018, and net of $0.3 million and $- million tax for the nine months ended September 30, 2019 and 2018, respectively.

The accompanying notes are an integral part of DCPI’s Consolidated Financial Statements.

Dominion Cove Point, Inc.

Consolidated Balance Sheets (Unaudited)

	September 30, 2019	December 31, 2018 (1)
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$60.8	$96.0
Restricted cash and equivalents	4.7	65.0
Customer and other receivables (2)	82.7	119.2
Affiliated receivables	272.2	336.2
Prepayments	50.9	32.7
Inventories
Materials and supplies	67.2	55.6
Gas Stored	2.5	2.5
Other(3)	17.9	29.8

Total current assets	558.9	737.0
Investments
Promissory note receivable from Dominion Energy	—	2,986.0
Investment in equity method affiliates	234.4	247.9

Total investments	234.4	3,233.9
Property, Plant and Equipment
Property, plant and equipment	8,284.3	8,215.1
Accumulated depreciation and amortization	(1,405.5)	(1,263.6)

Total property, plant and equipment, net	6,878.8	6,951.5

Deferred Charges and Other Assets
Goodwill	819.2	819.2
Other(3)	103.4	100.9

Total deferred charges and other assets	922.6	920.1

Total assets	$8,594.7	$11,842.5

(1)	DCPI’s Consolidated Balance Sheet at December 31, 2018 has been derived from the audited Consolidated Balance Sheet at that date.
(2)	See Note 8 for amounts attributable to related parties.
(3)	See Note 15 for amounts attributable to related parties.

The accompanying notes are an integral part of DCPI’s Consolidated Financial Statements.

Dominion Cove Point, Inc.

Consolidated Balance Sheets (Unaudited) (continued)

	September 30, 2019	December 31, 2018(1)
(millions)
LIABILITIES AND EQUITY
Current Liabilities
Securities due within one year	$—	$372.4
Accounts payable	23.6	26.2
Payables to affiliates	25.2	32.0
Affiliated current borrowings	2,946.3	2,857.3
Other(2)	78.3	145.2

Total current liabilities	3,073.4	3,433.1

Long-Term Debt(2)	820.7	3,412.5

Deferred Credits and Other Liabilities
Deferred income taxes	590.7	590.6
Regulatory liabilities	274.8	234.3
Other(2)	72.2	67.7

Total deferred credits and other liabilities	937.7	892.6

Total liabilities	4,831.8	7,738.2

Commitments and Contingencies (see Note 13)
Equity
Common stock - no par value (3)	2,747.1	1,564.0
Retained earnings	524.0	796.3
Accumulated other comprehensive income (loss)	(0.4)	0.9

Total common shareholder’s equity	3,270.7	2,361.2

Noncontrolling interest	492.2	1,743.1

Total equity	3,762.9	4,104.3

Total liabilities and equity	$8,594.7	$11,842.5

(1)	DCPI’s Consolidated Balance Sheet at December 31, 2018 has been derived from the audited Consolidated Balance Sheet at that date.
(2)	See Note 15 for amounts attributable to related parties.
(3)	1,000 shares authorized and 100 issued and outstanding at September 30, 2019 and December 31, 2018.

The accompanying notes are an integral part of DCPI’s Consolidated Financial Statements.

Dominion Cove Point, Inc.

Consolidated Statements of Equity (Unaudited)

				Accumulated	Total
				Other	Common
	Common Stock		Retained	Comprehensive	Shareholder’s	Noncontrolling	Total
	Shares	Amount	Earnings	Income (Loss)	Equity	interests	Equity
(millions)
December 31, 2017	100	$1,164.0	$719.9	$0.4	$1,884.3	$2,111.9	$3,996.2

Net income including noncontrolling interests	—	—	176.5	—	176.5	85.3	261.8
Sale of Dominion Energy Midstream Common Units, net of offering costs	—	—	—	—	—	3.8	3.8
Remeasurement of noncontrolling interest in Dominion Energy Midstream	—	375.2	—	—	375.2	(375.2)	—
Dividends and Distributions	—	—	(72.4)	—	(72.4)	(85.1)	(157.5)
Equity contributions from Dominion Energy	—	25.0	—	—	25.0	0.8	25.8
Other comprehensive income, net of tax	—	—	—	1.0	1.0	1.0	2.0
Other	—	—	—	—	—	0.2	0.2

September 30, 2018	100	$1,564.2	$824.0	$1.4	$2,389.6	$1,742.7	$4,132.3

December 31, 2018	100	$1,564.0	$796.3	$0.9	$2,361.2	$1,743.1	$4,104.3

Net income including noncontrolling interests	—	—	256.3	—	256.3	30.7	287.0
Acquisition of public interest in Dominion Energy Midstream	—	1,182.8	—	—	1,182.8	(1,221.3)	(38.5)
Dividends and Distributions	—	—	(528.6)	—	(528.6)	(59.4)	(588.0)
Other comprehensive loss, net of tax	—	—	—	(1.3)	(1.3)	(0.9)	(2.2)
Other	—	0.3	—	—	0.3	0.0	0.3

September 30, 2019	100	$2,747.1	$524.0	$(0.4)	$3,270.7	$492.2	$3,762.9

The accompanying notes are an integral part of DCPI’s Consolidated Financial Statements.

Dominion Cove Point, Inc.

Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended September 30,	2019	2018
(millions)
Operating Activities
Net income including noncontrolling interest	$287.0	$261.8
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	153.0	125.3
Deferred income taxes	2.0	359.0
Other adjustments	23.7	1.3
Changes in:
Customer and other receivables	36.5	(75.1)
Affiliated receivables	64.0	(232.4)
Prepayments	(18.2)	(38.2)
Inventories	(11.6)	(19.2)
Accounts payable	(0.6)	4.8
Payables to affiliates	(6.8)	(95.5)
Accrued interest, payroll and taxes	4.1	16.7
Customer deposits	(60.3)	24.1
Other operating assets and liabilities	7.8	(7.7)

Net cash provided by operating activities	480.6	324.9

Investing Activities
Plant construction and other property additions	(78.7)	(268.8)
Loan to Dominion Energy from Cove Point	—	(1,986.0)
Repayment of loan by Dominion Energy	2,986.0	—
Other	(5.4)	(2.7)

Net cash provided by (used in) investing activities	2,901.9	(2,257.5)

Financing Activities
Issuance of long-term debt	—	2,250.0
Repayment of long-term debt	(3,300.6)	(250.0)
Issuance of affiliated long-term debt	395.0	—
Issuance (repayment) credit facility borrowings	(73.0)	73.0
Dominion Energy credit facility borrowings, net	89.0	81.6
Contributions from Dominion Energy	—	25.8
Dividends and distributions paid to Dominion Energy	(531.0)	(72.7)
Net proceeds from sale of Dominion Energy Midstream Common Units	—	3.8
Dominion Energy Midstream distributions	(57.0)	(84.8)
Other	(0.4)	(15.6)

Net cash provided by (used in) financing activities	(3,478.0)	2,011.1

Increase (decrease) in cash, restricted cash and equivalents	(95.5)	78.5
Cash, restricted cash and equivalents at beginning of period	161.0	24.9

Cash, restricted cash and equivalents at end of period	$65.5	$103.4

(1)	See Note 4 for noncash activities related to the remeasurement of DCPI’s noncontrolling interest in Dominion Energy Midstream.
(2)	Includes $16.0 million and $22.4 million at September 30, 2019 and December 31, 2018, respectively, presented within other current liabilities in the Consolidated Balance Sheets.

The accompanying notes are an integral part of DCPI’s Consolidated Financial Statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Business and Basis of Presentation

DCPI is a wholly owned subsidiary of Dominion Energy. At December 31, 2018, DCPI owned the general partner, 55.7% of the Common Units in Dominion Energy Midstream and approximately 99% of the common equity interest in Cove Point. As a result, DCPI consolidates Dominion Energy Midstream, which owns the Preferred Equity Interest and non-economic interest in Cove Point, DECG, Dominion Energy Questar Pipeline and a 25.93% noncontrolling interest in Iroquois. At December 31, 2018, Dominion Energy’s approximate 1% ownership of common equity interest in Cove Point, the public’s Series A Preferred Unit interest and Common Unit’s ownership interest in Dominion Energy Midstream, and Dominion Energy’s Series A Preferred Unit interest and Common Unit’s ownership interest in Dominion Energy Midstream were reflected as noncontrolling interest in DCPI’s Consolidated Financial Statements.

In January 2019, DCPI acquired all outstanding partnership interests in Dominion Energy Midstream not owned by Dominion Energy. See Note 4 for further information. Effective in January 2019, with DCPI’s acquisition of interests in Dominion Energy Midstream not owned Dominion Energy, the remaining balances reflected at noncontrolling interest in DCPI’s Consolidated Financial Statement are Dominion Energy’s approximate 1% ownership of common equity interest in Cove Point and Dominion Energy’s 16.2% Common Unit’s ownership interest in Dominion Energy Midstream.

Note 2. Significant Accounting Policies

Interim Financial Information and Estimates

DCPI’s accompanying unaudited Consolidated Financial Statements contain certain condensed financial information and exclude certain footnote disclosures normally included in annual audited consolidated financial statements prepared in accordance with GAAP. These unaudited Consolidated Financial Statements should be read in conjunction with DCPI’s Consolidated Financial Statements and Notes for the year ended December 31, 2018.

In the opinion of management, the accompanying unaudited Consolidated Financial Statements contain all adjustments necessary to present fairly DCPI’s financial position at September 30, 2019, its results of operations for the three and nine months ended September 30, 2019 and 2018 and its cash flows for the nine months ended September 30, 2019 and 2018. Such adjustments are normal and recurring in nature unless otherwise noted.

DCPI makes certain estimates and assumptions in preparing its Consolidated Financial Statements in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from those estimates.

The results of operations for interim periods are not necessarily indicative of the results expected for the full year. Information for quarterly periods is affected by seasonal variations in sales, rate changes, purchased gas and other expenses and other factors.

Certain amounts in DCPI’s 2018 Consolidated Financial Statements and Notes have been reclassified to conform to the 2019 presentation for comparative purposes. The reclassifications did not affect DCPI’s net income, total assets, liabilities, equity or cash flows.

There have been no significant changes from Note 2 to the DCPI Consolidated Financial Statements for the year ended December 31, 2018.

Cash, Restricted Cash and Equivalents

The following table provides a reconciliation of the total cash, restricted cash and equivalents reported within DCPI’s Consolidated Balance Sheets to the corresponding amounts reported within DCPI’s Consolidated Statements of Cash Flows:

	Cash, Restricted Cash and Equivalents at End of Period		Cash, Restricted Cash and Equivalents at Beginning of Period
	September 30, 2019	September 30, 2018	December 31, 2018	December 31, 2017
(millions)
Cash and cash equivalents	$60.8	$79.3	$96.0	$12.2
Restricted cash and equivalents	4.7	24.1	65.0	12.7

Cash, restricted cash and equivalents shown in the Consolidated Statements of Cash Flows	$65.5	$103.4	$161.0	$24.9

Note 3. Operating Revenue

DCPI’s operating revenue consists of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(millions)
Regulated gas transportation and storage sales(1)	$121.4	$119.4	$371.8	$337.4
Nonregulated gas transportation and storage sales	153.3	162.2	500.9	286.2
Other revenue(1)	2.3	1.8	7.3	16.0

Total operating revenue from contracts with customers	277.0	283.4	880.0	639.6

Other revenue(1)	0.8	0.8	2.3	2.3

Total operating revenue	$277.8	$284.2	$882.3	$641.9

(1)	See Note 15 for amounts attributable to affiliates.

Contract liabilities represent an entity’s obligation to transfer goods or services to a customer for which the entity has received consideration, or the amount that is due, from the customer. At September 30, 2019 and December 31, 2018, DCPI’s contract liability balances were $20.8 million and $20.3 million, respectively, presented in other current liabilities and other deferred credits and other liabilities in DCPI’s Consolidated Balance Sheets. During the nine months ended September 30, 2019, $1.2 million of revenue was recognized from the beginning contract liability balance as DCPI fulfilled its obligations to provide service to its customers.

Note 4. Equity

Purchase of Dominion Energy Midstream Units

In January 2019, Dominion Energy provided 22.5 million shares of common stock valued at $1.6 billion to DCPI to acquire all outstanding partnership interests of Dominion Energy Midstream not owned by Dominion Energy. Immediately prior to the closing of DCPI’s acquisition of the outstanding interest in Dominion Energy Midstream noted above, each Series A Preferred Unit was converted into Common Units in accordance with the terms of Dominion Energy Midstream’s partnership agreement. The merger was accounted for by DCPI following the guidance for a change in a parent company’s ownership interest in a consolidated subsidiary. Because DCPI controls Dominion Energy Midstream both before and after the merger, the changes in DCPI’s ownership interest in Dominion Energy Midstream were accounted for as an equity transaction and no gain or loss was recognized. In connection with the merger, DCPI recognized $38.5 million of income taxes in equity primarily attributable to establishing additional regulatory liabilities related to excess deferred income taxes and changes in state income taxes.

Sale of Dominion Energy Midstream Units

In 2018, Dominion Energy Midstream received proceeds of $3.8 million of proceeds, net of offering costs, from the issuance of Common Units to the public through its at-the-market program and was reflected as noncontrolling interest.

In June 2018, DCPI, as general partner, exercised an incentive distribution right reset as defined in Dominion Energy Midstream’s partnership agreement and received Common Units. As a result of the increase in its ownership interest, DCPI recorded a decrease in noncontrolling interest, and a corresponding increase in shareholders’ equity of $375.2 million reflecting the change in the carrying value of the interest in net assets of Dominion Energy Midstream held by others.

Expected Sale of Interest in Cove Point

In October 2019, Dominion Energy signed an agreement to sell a noncontrolling interest (consisting of 25% of the limited partnership interests) in Cove Point to Brookfield for cash consideration of approximately $2.1 billion, subject to working capital adjustments, which is expected to close in December 2019.

Note 5. Income Taxes

DCPI’s effective tax rate for the nine months ended September 30, 2019 is 20.5% compared to 11.3% for the nine months ended September 30, 2018. Variances in the effective tax rate are primarily driven by an increase in pretax income ($15.3 million) combined with the reduction in net income attributable to noncontrolling interest associated with the purchase of Dominion Energy Midstream Units, as described in Note 4, ($11.8 million) and the absence of a state legislative change ($17.6 million).

As of September 30, 2019, there have been no material changes to DCPI’s unrecognized tax benefits.

Note 6. Fair Value Measurements

DCPI’s fair value measurements are made in accordance with the policies discussed in Note 7 to the DCPI Consolidated Financial Statements and Notes for the year ended December 31, 2018. See Note 7 for further information about DCPI’s derivatives and hedge accounting activities.

Recurring Fair Value Measurements

The following table presents DCPI’s assets that are measured at fair value on a recurring basis for each hierarchy level, including both current and noncurrent portions. There were no recurring fair value assets and liabilities at September 30, 2019.

	Level 1	Level 2	Level 3	Total
(millions)
At December 31, 2018
Assets
Interest rate derivatives	$—	$2.5	$—	$2.5

Total assets	$—	$2.5	$—	$2.5

Fair Value of Financial Instruments

Substantially all of DCPI’s financial instruments are recorded at fair value, with the exception of the instruments described below, which are reported at historical cost. Estimated fair values have been determined using available market information and valuation methodologies considered appropriate by management. The carrying amount of cash and cash equivalents, restricted cash and equivalents, customer and other receivables, affiliated receivables, accounts payable, payables to affiliates, and affiliated current borrowings are representative of fair value because of the short-term nature of these instruments. For DCPI’s financial instruments that are not recorded at fair value, the carrying amounts and estimated fair values are as follows:

	September 30, 2019		December 31, 2018
	Carrying Amount	Estimated Fair Value(1)	Carrying Amount	Estimated Fair Value(1)
(millions)
Promissory note receivable from Dominion Energy	$—	$—	$2,986.0	$2,981.7
Long-term debt, including securities due within one year(2)	425.7	442.8	3,784.9	3,803.1
Promissory note payable to Dominion Energy	395.0	404.9	—	—

(1)

Fair value is estimated using market prices, where available, and interest rates currently available for issuances of notes receivable and debt with similar terms and remaining maturities. All fair value measurements are classified as Level 2. The carrying amount of debt issues with short-term maturities and variable rates refinanced at current market rates is a reasonable estimate of their fair value.

(2)	Carrying amount includes amounts which represent the unamortized debt issuance costs, discount or premium.

Note 7. Derivatives and Hedge Accounting Activities

DCPI’s accounting policies, objectives, and strategies for using derivative instruments are discussed in Note 2 to the DCPI Consolidated Financial Statements for the year ended December 31, 2018. See Note 6 for further information about fair value measurements and associated valuation methods for derivatives.

Derivative assets and liabilities are presented gross on DCPI’s Consolidated Balance Sheets. DCPI’s derivative contracts include over-the-counter transactions. Over-the-counter contracts are bilateral contracts that are transacted directly with a third party. Certain over-the-counter contracts contain contractual rights of setoff through master netting arrangements, derivative clearing agreements, and contract default provisions. In addition, the contracts are subject to conditional rights of setoff through counterparty nonperformance, insolvency, or other conditions.

Balance Sheet Presentation

The tables below present DCPI’s derivative asset balances by type of financial instrument, before and after the effects of offsetting. There were no derivatives at September 30, 2019.

	Net Amounts of Assets Presented in the	December 31, 2018 Gross Amounts Not Offset in the Consolidated Balance Sheet
	Consolidated Balance Sheet	Financial Instruments	Cash Collateral Received	Net Amounts
(millions)
Interest rate contracts:
Over-the-counter	$2.5	$—	$—	$2.5

Total	$2.5	$—	$—	$2.5

Fair Value and Gains and Losses on Derivative Instruments

The following tables present the fair values of DCPI’s derivatives and where they are presented in its Consolidated Balance Sheets. There were no derivative assets or liabilities at September 30, 2019.

	Fair Value – Derivatives under Hedge Accounting	Total Fair Value
(millions)
At December 31, 2018
ASSETS
Current Assets
Interest rate	$2.5	$2.5

Total current derivative assets(1)	2.5	2.5

Total derivative assets	$2.5	$2.5

(1)	Current derivative assets are presented in other current assets in DCPI’s Consolidated Balance Sheets.

The following table presents the gains and losses on DCPI’s derivatives, as well as where the associated activity is presented in its Consolidated Balance Sheets and Statements of Income. There were no derivative related activities for the three months ended September 30, 2019.

Derivatives in Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in AOCI on Derivatives (Effective Portion)(1)	Amount of Gain (Loss) Reclassified From AOCI to Income
(millions)
Three Months Ended September 30, 2018
Derivative type and location of gains (losses):
Interest rate(2)	$0.2	$0.3

Total	$0.2	$0.3

Nine Months Ended September 30, 2019
Derivative type and location of gains (losses):
Interest rate(2)	$(0.1)	$2.4

Total	$(0.1)	$2.4

Nine Months Ended September 30, 2018
Derivative type and location of gains (losses):
Interest rate(2)	$2.7	$0.5

Total	$2.7	$0.5

(1)	Amounts deferred into AOCI have no associated effect in DCPI’s Consolidated Statements of Income.
(2)	Amounts recorded in DCPI’s Consolidated Statements of Income are classified in interest and related charges.

Note 8. Equity Method Investments

DCPI uses the equity method to account for its 25.93% noncontrolling partnership interest in Iroquois and its 50% noncontrolling partnership interest in White River Hub. The table below summarizes distributions received and income earned from DCPI’s equity method investees for the three and nine months ended September 30, 2019 and 2018.

	Iroquois	White River Hub		Iroquois	White River Hub
(millions)
Period Ended September 30, 2019	Three Months			Nine Months
Distributions received	$14.9	$1.0	(1)	$29.2	$2.8	(1)
Contributions	1.8	—		1.8	—
Income from equity method investees	4.0	0.7		14.5	2.2
Period Ended September 30, 2018
Distributions received	$7.4	$1.5		$22.2	$3.9
Income from equity method investees	4.6	1.0		19.7	3.0

(1)	Includes $0.4 million of accrued distributions at September 30, 2019 and December 31, 2018, presented in customer and other receivables in the Consolidated Balance Sheets.

The table below summarizes the carrying amount of the investments and excess of investment over DCPI’s share of underlying equity in net assets at September 30, 2019 and December 31, 2018.

	Iroquois		White River Hub
(millions)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Carrying amount of investment	$198.1	$211.0	$36.3	$36.9
Excess of investment over DCPI’S share of underlying equity in net assets(1)	122.9	122.9	16.1	16.1

(1)	The difference between the carrying value of DCPI’s equity method investments and its share in the underlying equity in net assets reflects equity method goodwill and is not being amortized.

Note 9. Regulatory Assets and Liabilities

Regulatory assets and liabilities include the following:

	September 30, 2019	December 31, 2018
(millions)
Regulatory assets:
Unrecovered gas costs(1)	$1.8	$0.5
Interest rate hedges(2)	0.7	0.7
Cost of reacquired debt(3)	0.4	0.5
Other	4.6	3.7

Regulatory assets-current(4)	7.5	5.4

Income taxes recoverable through future rates(5)	2.7	2.5
Interest rate hedges(2)	32.2	32.7
Cost of reacquired debt(3)	0.2	0.5
Other	2.7	0.4

Regulatory assets-noncurrent(6)	37.8	36.1

Total regulatory assets	$45.3	$41.5

Regulatory liabilities:
Overrecovered gas costs(1)	$7.2	$6.9
Customer bankruptcy settlement(7)	2.8	2.8
Provision for future cost of removal and AROs(8)	4.2	4.2
Other	3.2	1.6

Regulatory liabilities-current(9)	17.4	15.5

Income taxes refundable through future rates(10)	143.0	103.1
Provision for future cost of removal and AROs(8)	104.9	101.7
Unrecognized other postretirement benefit costs(11)	15.2	14.3
Customer bankruptcy settlement(7)	9.8	11.9
Other	1.9	3.3

Regulatory liabilities-noncurrent	274.8	234.3

Total regulatory liabilities	$292.2	$249.8

(1)	Reflects unrecovered/overrecovered gas costs, which are subject to annual filings with FERC.
(2)

Reflects interest rate cash flow hedges recoverable from customers. Dominion Energy Questar Pipeline entered into forward starting swaps totaling $150.0 million in the second and third quarters of 2011 in anticipation of issuing $180.0 million of notes in December 2011. Settlement of these swaps required payments of $37.3 million in the fourth quarter of 2011 because of declines in interest rates. These swaps qualified as cash flow hedges and the settlement payments are being amortized to interest expense over the 30-year life of the debt.

(3)

Represents charges incurred on the reacquisition of debt by Dominion Energy Questar Pipeline that are deferred and amortized as interest expense over the would-be remaining life of the reacquired debt. The reacquired debt costs had a weighted-average life of approximately 1.5 years at September 30, 2019.

(4)	Current regulatory assets are presented in other current assets in DCPI Consolidated Balance Sheets.
(5)

Amounts to be recovered through future rates to pay income taxes that become payable by unitholders when rate revenue is provided to recover AFUDC equity when such amounts are recovered through book depreciation.

(6)	Noncurrent regulatory assets are presented in other deferred charges and other assets in DCPI Consolidated Balance Sheets.
(7)	Represents the balance of proceeds from the monetization of a bankruptcy claim acquired as part of the DECG Acquisition, which is being amortized into operating revenue through February 2024.
(8)	Rates charged to customers include a provision for the cost of future activities to remove assets that are expected to be incurred at the time of retirement.
(9)	Current regulatory liabilities are presented in other current liabilities in DCPI’s Consolidated Balance Sheets.
(10)

Amounts recorded to pass the effect of reduced income tax rates from the 2017 Tax Reform Act to customers in future periods, which will reverse at the weighted average tax rate that was used to build the reserves over the remaining book life of the property.

(11)	Reflects a regulatory liability for the collection of postretirement benefit costs allowed in rates in excess of expenses incurred at Dominion Energy Questar Pipeline.

At September 30, 2019, approximately $42.6 million of regulatory assets represented past expenditures on which DCPI does not currently earn a return. With the exception of regulatory assets related to interest rate hedges, these expenditures are expected to be recovered within two years.

Note 10. Regulatory Matters

FERC regulates the transportation and sale for resale of natural gas in interstate commerce under the NGA and the Natural Gas Policy Act of 1978, as amended. Under the NGA, FERC has authority over rates, terms and conditions of services performed by Cove Point, DECG and Dominion Energy Questar Pipeline. FERC also has jurisdiction over siting, construction and operation of natural gas import and export facilities and interstate natural gas pipeline facilities.

There have been no significant developments regarding the pending regulatory matters disclosed in Note 13 to the DCPI Consolidated Financial Statements for the year ended December 31, 2018, with the exception of the items described below.

In connection with the Eastern Market Access Project, in August 2019, Cove Point filed to update its annual electric power cost adjustment requesting FERC approval to recover $25.2 million representing an increase of $1.4 million from the adjustment approved in March 2019. FERC approved the adjustment in August 2019.

In December 2018, the Import Shippers filed a complaint with FERC challenging Cove Point’s application of the fuel retainage provisions of its tariff during the period January 1, 2017 to April 8, 2018. The Import Shippers argued that the assessed fuel retainage resulted in an unlawful subsidy of the Liquefaction Project by import services, and were seeking approximately 1.4 million Dth of LNG or natural gas in relief. In March 2019, FERC denied the Import Shippers’ complaint. In April 2019, the Import Shippers filed a request for rehearing with FERC, and in August 2019, FERC issued an order denying the request for rehearing. The Commission’s order became final in November 2019.

Note 11. Variable Interest Entities

There have been no significant changes regarding the entities DCPI considers VIEs as described in Note 15 to the DCPI Consolidated Financial Statements for the year ended December 31, 2018.

DCPI purchased shared services from DES, DECGS and DEQPS of approximately $8.5 million, $3.5 million and $7.6 million for the three months ended September 30, 2019, respectively, and $31.0 million, $12.5 million and $27.5 million for the nine months ended September 30, 2019, respectively. DCPI purchased shared services from DES, DECGS and DEQPS of approximately $9.1 million, $3.8 million and $7.3 million for the three months ended September 30, 2018, respectively, and $29.3 million, $12.5 million and $21.9 million for the nine months ended September 30, 2018, respectively. The Consolidated Balance Sheets at September 30, 2019 and December 31, 2018 include amounts due from DCPI to DES, DECGS and DEQPS of approximately $14.8 million and $22.9 million, respectively.

Note 12. Significant Financing Transactions

Long-term Debt

In February 2019, Dominion Energy Midstream repaid its $300.0 million variable rate term loan agreement due in December 2019 at the principal outstanding plus accrued interest and terminated its $500 million revolving credit facility due March 2021 subsequent to repaying the outstanding balance of $73.0 million plus accrued interest.

In September 2019, Dominion Energy repaid its $3.0 billion promissory note to DCPI and the proceeds were used to repay the $3.0 billion term loan. As a result, DCPI recognized a $3.6 million loss on the debt extinguishment recorded in interest expense. Total interest expenses incurred on the term loan for the three and nine months ending September 30, 2019 were $35.0 million and $102.5 million, respectively.

Promissory Note Payable to Dominion Energy

In January 2019, Dominion Energy Midstream entered into an intercompany note with Dominion Energy. The note allowed for borrowings of up to $400.0 million and bears an interest rate of 3.5% and matures in January 2022. Total borrowings on the note were $395.0 million at September 30, 2019. Interest expense for the three and nine months ended September 30, 2019 were $3.5 million and $9.3 million, respectively. In October 2019, Dominion Energy Midstream repaid the outstanding balance and accrued interest.

Note 13. Commitments and Contingencies

As a result of issues generated in the ordinary course of business, DCPI is involved in legal proceedings before various courts and is periodically subject to governmental examinations (including by FERC), inquiries and investigations. Certain legal proceedings and governmental examinations involve demands for unspecified amounts of damages, are in an initial procedural phase, involve uncertainty as to the outcome of pending appeals or motions, or involve significant factual issues that need to be resolved, such that it is not possible for DCPI to estimate a range of possible loss. For such matters that DCPI cannot estimate, a statement to this effect is made in the description of the matter. Other matters may have progressed sufficiently through the litigation or investigative processes such that DCPI is able to estimate a range of possible loss. For legal proceedings and governmental examinations for which DCPI is able to reasonably estimate a range of possible losses, an estimated range of possible loss is provided, in excess of the accrued liability (if any) for such matters. Estimated ranges of loss are inclusive of legal fees and net of any anticipated insurance recoveries. Any estimated range is based on currently available information and involves elements of judgment and significant uncertainties. Any accrued liability is recorded on a gross basis with a receivable also recorded for any probable insurance recoveries. Any estimated range of possible loss may not represent DCPI’s maximum possible loss exposure. The circumstances of such legal proceedings and governmental examinations will change from time to time and actual results may vary significantly from the current estimate.

Cove Point Natural Heritage Trust

Under the terms of the 2005 Agreement, Cove Point is required to make an annual contribution to the Cove Point Natural Heritage Trust, an affiliated non-profit trust focused on the preservation and protection of ecologically sensitive sites at or near Cove Point, of $0.3 million for each year the facility is in operation. These annual payments are recorded in other operations and maintenance expense in the Consolidated Statements of Income. If Cove Point voluntarily tenders title according to the terms of this agreement, no contributions are required. There are no current plans to voluntarily tender title to the Cove Point site.

Surety Bonds

At September 30, 2019, DCPI had purchased $5.2 million of surety bonds, including $2.7 million held by Cove Point. Under the terms of surety bonds, DCPI is obligated to indemnify the respective surety bond company for any amounts paid.

Note 14. Credit Risk

DCPI’s accounting policy for credit risk is discussed in Note 21 to the DCPI Consolidated Financial Statements for the year ended December 31, 2018.

Upon the Liquefaction Project commencing commercial operations in April 2018, the majority of Cove Point’s revenue and earnings are expected to be generated from annual reservation payments under certain terminalling, storage and transportation contracts with the Export Customers. If such agreements were terminated and Cove Point was unable to replace such agreements on comparable terms, there could be a material impact on results of operations, financial condition and/or cash flows.

At September 30, 2019, DCPI provided service to approximately 160 customers, including the Export Customers, Storage Customers, marketers or end users, power generators, utilities and the Import Shippers. The Export Customers comprised approximately 61% of the total operating revenues for the three and nine months ended September 30, 2019, with DCPI’s largest customer representing approximately 32% of such amount during the periods. The two largest customers comprised approximately 60% and 48% of the total operating revenue for the three and nine months ended September 30, 2018, respectively, with DCPI’s largest customer representing approximately 33% and 24% of such amount during the periods.

Note 15. Related-Party Transactions

DCPI engages in related-party transactions primarily with other Dominion Energy subsidiaries (affiliates). DCPI’s receivable and payable balances with affiliates are settled based on contractual terms or on a monthly basis, depending on the nature of the underlying transactions. Cove Point participates in certain Dominion Energy benefit plans as described in Note 18 to the DCPI Consolidated Financial Statements for the year ended December 31, 2018. In DCPI‘s Consolidated Balance Sheets at September 30, 2019 and December 31, 2018, amounts due to Dominion Energy associated with these benefit plans included in other deferred credits and other liabilities were $14.7 million and $11.2 million, respectively, and amounts due from Dominion Energy at September 30, 2019 and December 31, 2018 included in other deferred charges and other assets were $4.0 million and $3.4 million, respectively. A discussion of the remaining significant related party transactions follows.

Transactions with Affiliates

DES provides accounting, legal, finance and certain administrative and technical services to DCPI consolidated entities. DECGS and DEQPS provide marketing and operational services to certain DCPI consolidated entities. Refer to Note 11 for further information.

DCPI provides transportation and other services to affiliates and affiliates provide goods and services to DCPI.

Affiliated transactions are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(millions)
Sales of natural gas transportation and storage services to affiliates	$38.6	$18.1	$118.6	$56.6
Services provided to affiliates	0.1	0.2	0.3	0.5
Goods and services provided by affiliates to DCPI(1)	24.1	23.1	81.0	74.0

(1)

Includes $1.6 million and $6.0 million of capitalized expenditures for the three and nine months ended September 30, 2019, respectively, and $4.0 million and $12.3 million for the three and nine months ended September 30, 2018, respectively

Intercompany Revolving Credit Agreements with Dominion Energy

DCPI’s borrowings under various IRCAs with Dominion Energy and subsidiaries totaled $2.9 billion at September 30, 2019 and December 31, 2018. Interest charges related to DCPI’s total borrowings from Dominion Energy and subsidiaries totaled $29.7 million and $87.7 million for the three and nine months ended September 30, 2019, respectively, and totaled $24.6 million and $71.5 million for the three and nine months ended September 30, 2018, respectively. In October 2019, DCPI repaid the outstanding balance and accrued interest.

In March 2018, Cove Point entered into a $50.0 million intercompany revolving credit agreement with Dominion Energy, which matured in March 2019 and bored interest at a variable rate, for the purpose of funding items other than capital expenditures. There were no borrowings in 2019 and no outstanding balance under this credit agreement at December 31, 2018. Interest charges related to Cove Point’s borrowings under the credit agreement were less than $0.1 million and $0.2 million for the three and nine months ended September 30, 2018, respectively.

Promissory Note Payable to Dominion Energy

As noted in Note 12, total borrowings on the note with Dominion Energy were $395.0 million at September 30, 2019. Interest expense for the three and nine months ended September 30, 2019 were $3.5 million and $9.3 million, respectively. In October 2019, Dominion Energy Midstream repaid the outstanding balance and accrued interest.

Promissory Note Receivable from Dominion Energy

In September 2019, Dominion Energy repaid the balance of the promissory note and applicable interest to Cove Point. Interest income related to Dominion Energy’s borrowing was $27.5 million and $81.5 million for the three and nine months ended September 30, 2019, respectively, and $1.2 million for the three and nine months ended September 30, 2018, presented in other income in the Consolidated Statements of Income.

Income Taxes

DCPI is included in Dominion Energy’s consolidated federal income tax return and, where applicable, combined income tax returns for Dominion Energy are filed in various states.

Unbilled Revenue

Affiliated receivables at September 30, 2019 and December 31, 2018 included $12.7 million and $7.0 million, respectively, of accrued unbilled revenue based on estimated amounts of services provided but not yet billed to affiliates.

Natural Gas Imbalances

DCPI maintains natural gas imbalances with affiliates. The imbalances with affiliates are provided below:

	September 30, 2019	December 31, 2018
(millions)
Imbalances payable to affiliates(1)	$0.1	$2.4
Imbalances receivable from affiliates(2)	0.8	8.4

(1)	Recorded in other current liabilities in the Consolidated Balance Sheets.
(2)	Recorded in other current assets in the Consolidated Balance Sheets.

Contributions from Dominion Energy

For the three and nine months ended September 30, 2019, Dominion Energy made no contributions to DCPI. In October 2019, Dominion Energy made contributions of $3.4 billion to DCPI for the purposes of repaying outstanding IRCA borrowings and Promissory Note payable balances and accrued interest.

For the three and nine months ended September 30, 2018, Dominion Energy contributed $0.1 million and $25.8 million, respectively, to DCPI. These contributions primarily represent funding property tax and related payments and funding for capital expenditures related to the Liquefaction Project.

Distributions to Dominion Energy

For the three and nine months ended September 30, 2019, DCPI distributed $239.5 million and $562.8 million, respectively, and for the three and nine months ended September 30, 2018, DCPI distributed $35.9 million and $90.1 million, respectively, to Dominion Energy.

Until the Liquefaction Project was completed, Cove Point was prohibited from making a distribution on its common equity interests unless it had a distribution reserve sufficient to pay two quarters of the Preferred Return Distributions. Following the commencement of commercial operations of the Liquefaction Project in April 2018, Cove Point is generating sufficient cash flows from operations and undistributed Net Operating Income to pay the Preferred Return Distributions.

Voluntary Retirement Program

In March 2019, Dominion Energy announced a voluntary retirement program to employees that meet certain age and service requirements. In the second quarter of 2019, upon the determinations made concerning the number of employees that elected to participate in the program, DCPI recorded a charge of $11.4 million included within other operations and maintenance expense in the Consolidated Statements of Income.

Note 16. Subsequent Events

DCPI has evaluated subsequent events through the date that these financial statements were available to be issued on November 18, 2019.